Exhibit 10.6

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the Parties below as of [Execution Date] in [place], the People’s Republic of China (“China” or the “PRC”):

Party A:	[Name of the Registrant]
Address:	[Address of the Registrant]

Party B:	[Name of the VIE Shareholder]
ID No.:

Party C:	[Name of the VIE]
Address:	[Address of the VIE]

Party D:	[Name of the WFOE]
Address:	[Address of the WFOE]

In this Agreement, each of Party A, Party B, Party C and Party D shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

WHEREAS:

1.Party A is a company established in the Cayman Islands and holds 100% of the equity interests of Party D.

2.	Party B is a shareholder of Party C and as of the date hereof holds [•]% of the equity interests of Party C, representing RMB[•] in the registered capital of Party C.

3.

Party D entered into an equity interest pledge agreement (the “Party B’s Equity Interest Pledge Agreement”) and a proxy agreement and power of attorney (the “Party B’s Power of Attorney”) with Party B and Party C on the execution date of this Agreement; Party D entered into a loan agreement (the “Loan Agreement”) with Party B on the execution date of this Agreement.

4.	Party B agrees to grant Party A an exclusive right through this Agreement, and Party A agrees to accept such exclusive right to purchase all or part of equity interest held by Party B in Party C.

NOW, THEREFORE, through consultation and negotiation, the Parties have reached the following agreement:

1.SALE AND PURCHASE OF EQUITY INTEREST

1.1Option Granted

In consideration of the payment of RMB[amount] by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase, the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests in Party C held by Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2Steps for Exercise of Equity Interest Purchase Option

1.2.1	Concurrently with the execution of this Agreement, Party B shall execute and deliver to Party A one equity interest transfer agreement in the format set forth in Exhibit 1 attached hereto.

1.2.2

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests.  Party B and Party C shall furnish all materials and documents necessary for the registration of the said share transfer within seven (7) days after the date of Equity Interest Purchase Notice.

1.3Equity Interest Purchase Price

The purchase price of the purchased price of the Optioned Interests (the “Base Price”) shall be RMB[].  If PRC law requires a minimum price higher than the Base Price when Party A exercises Equity Interest Purchase Option, the minimum price regulated by PRC law shall be the purchase price (collectively, the “Equity Interest Purchase Price”).

1.4Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option by Party A:

1.4.1

Party C shall and Party B shall cause Party C to promptly convene a shareholders meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2

Party B shall obtain written statements from the other shareholders of Party C giving consent to the transfer of the equity interests to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

1.4.3

If at the time of exercising the Equity Interest Purchase Option, more than one shareholder hold equity interests in Party C, each of Party B and Party C shall cause such other shareholders to provide their written consent to the transfer of the Optioned Interests to Party A and/or the Designee(s) and to waive any preemptive right related thereto;

1.4.4

Party B shall execute an equity interest transfer agreement with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Notice regarding the Optioned Interests and the format set forth in Exhibit 1 attached hereto;

1.4.5

The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney.

1.5Payment of the Equity Interest Purchase Price

The Parties have agreed in the Loan Agreement that any proceeds obtained by Party B through the transfer of its equity interests in Party C shall be used for repayment of the loan provided by Party D in accordance with the Loan Agreement.  Accordingly, if Party A designates Party D as the Designee, upon exercise of the Equity Interest Purchase Option, Party D may elect to make payment of the Equity Interest Purchase Price through cancellation of the outstanding amount of the loan owed by Party B to Party D, in which case Party A or Party D shall not be required to pay any additional purchase price to Party B, unless the Equity Interest Purchase Price set forth herein is required to be adjusted in accordance with the applicable laws and regulations.

2.COVENANTS

2.1Covenants regarding Party C

Party B (as a shareholder of Party C) and Party C hereby covenant as follows:

2.1.1

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

2.1.3

Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow the encumbrance thereon of any security interest;

2.1.4

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5

They shall always operate all of Party C’s businesses within the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6

Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB500,000 shall be deemed a major contract);

2.1.7Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit;

2.1.8They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9

If requested by Party A, Party C shall procure and maintain, at its own cost, insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12

To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.13

Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14At the request of Party A, they shall appoint any persons designated by Party A as directors of Party C;

2.1.15	Without Party A’s prior written consent, they shall not engage in any business in competition with Party A or its affiliates; and

2.1.16Unless otherwise required by PRC law, Party C shall not be dissolved or liquated without prior written consent by Party A.

2.2Other Covenants

Party B hereby covenants as follows:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Equity Interest Pledge Agreement;

2.2.2

Party B shall cause the shareholders’ meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.3

Party B shall cause the shareholders’ meeting or the board of directors of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

2.2.4

Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5

Party B shall cause the shareholders’ meeting or the board of directors of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6

To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7Party B shall appoint any designee of Party A as director of Party C, at the request of Party A;

2.2.8

Party B hereby waives its right of first refusal in regards to the transfer of equity interest by any other shareholder of Party C to Party A (if any), and gives consent to the execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the share pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Interest Pledge Agreement, and Party B’s Power of Attorney, and undertakes not to take any actions in conflict with such documents executed by the other shareholders;

2.2.9

Party B shall promptly donate any profits, interests, dividends, or proceeds of liquidation or proceeds from transferring equity interest held by Party B in Party C to Party A or any other person designated by Party A to the extent permitted under the applicable PRC laws; and

2.2.10

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by Party B and Party C with Party D, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement among the same parties hereto or under Party B’s Power of Attorney, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.REPRESENTATIONS AND WARRANTIES

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1

They have the authority to execute and deliver this Agreement and any equity interest transfer agreements to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into equity interest transfer agreements in the format set forth in Exhibit 1 attached hereto upon Party A’s exercise of the Equity Interest Purchase Option.  This Agreement and the equity interest transfer agreements constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2

Party B and Party C have obtained any and all approvals and consents from the relevant government authorities and third parties (if required) for the execution, delivery, and performance of this Agreement;

3.3

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable PRC laws; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4

Party B has a good and merchantable title to the equity interests in Party C he holds.  Except for Party B’s Equity Interest Pledge Agreement, Party B has not placed any security interest on such equity interests;

3.5	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6	Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

3.7Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

4.EFFECTIVE DATE AND TERM

This Agreement shall become effective upon execution by the Parties, and remain in effect until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

5.GOVERNING LAW AND RESOLUTION OF DISPUTES

5.1Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

5.2Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after any Party’s request to the other Parties for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules.  The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese.  The arbitration award shall be final and binding on all Parties.

6.TAXES AND FEES

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.NOTICES

7.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2For the purpose of notices, the addresses of the Parties are as follows:

Party A:	[Name of the Registrant]
Address:	[Address of the Registrant]
Attn:
Phone:

Party B:	[Name of the VIE Shareholder]
Address:	[Address of the VIE Shareholder]
Phone:

Party C:	[Name of the VIE]
Address:	[Address of the VIE]
Attn:
Phone:

Party D:	[Name of the WFOE]
Address:	[Address of the WFOE]
Attn:
Phone:

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information.  Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be featured in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section.  Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement.  This Section shall survive the termination of this Agreement for any reason.

9.FURTHER WARRANTIES

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.BREACH OF AGREEMENT

10.1

If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B or Party C to compensate all damages; this Section 10 shall not prejudice any other rights of Party A herein;

10.2	Party B or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

11.MISCELLANEOUS

11.1Amendments, Changes and Supplements

Any amendments and supplements to this Agreement shall be made in writing.  The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

11.2Entire Agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4Language

This Agreement is written in both Chinese and English language in four copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

11.5Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect.  The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6Successors

This Agreement shall be binding on the respective successors of the Parties and the permitted assigns of such Parties.

11.7Survival

11.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2The provisions of Sections 5, 7, 8 and this Section 11.7 shall survive the termination of this Agreement.

11.8Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties.  No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A:	[Name of the Registrant]

By:
Name:
Title:

Party B:	[Name of the VIE Shareholder]

By:

Party C:	[Name of the VIE]

By:
Name:
Title:

[Signature Page to Exclusive Option Agreement]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party D:	[Name of the WFOE]

By:
Name:
Title:

[Signature Page to Exclusive Option Agreement]

Exhibit 1

Share Transfer Agreement

This Equity Interest Transfer Agreement (this “Agreement”) is entered into in Beijing, China on [Execution Date] (the “Effective Date”) by:

Transferor:[Name of the VIE Shareholder]

Transferee:

NOW, the Parties agree as follows concerning the share transfer:

1.

The Transferor agrees to transfer to the transferee [       ]% of the equity interests of [Name of the VIE] (the “Company”) held by the Transferor, representing RMB[     ] in the registered capital of the Company, and the Transferee agrees to accept said equity interests.

2.

After the closing of such equity interest transfer, the Transferor shall not have any rights or obligations as a shareholder with regard to the transferred equity interests, and the Transferee shall have such rights and obligations as a shareholder of the Company.

3.Any matter not covered by this Agreement may be determined by the Parties by way of signing supplementary agreements.

4.This Agreement shall be effective from the Effective Date first written above.

5.	This Agreement is executed in four copies, with each party holding one copy. The other copies are made for the purpose of going through business registration of such change.

[Signature Page Follows]

Transferor: [Name of the VIE Shareholder]

Signature:
Date:

Transferee:

Signature:
Date:

[Signature Page to Share Transfer Agreement]

Schedule of Material Differences

The VIE Shareholders and the VIEs as set out below entered into exclusive option agreement with the Registrant and WFOEs using this form, respectively. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Name of Variable Interest Entity (the “VIE”)	Name of WFOE	Version of Exclusive Option Agreement	% of VIE Shareholder’s Equity Interest in the VIE	Base Price	Execution Date
1	Lijun Zhang	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Exclusive Option Agreement	8.8%	RMB17,600,000	August 28, 2020
2	Zhuhai Hengqin Zhilue Investment Partnership Enterprise (Limited Partnership)	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Exclusive Option Agreement	33.2%	RMB64,400,000	August 28, 2020
3	Yifan Ren	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Exclusive Option Agreement	48%	RMB3,150,000	August 28, 2020

4	Zhuhai Hengqin Saixing Investment Partnership Enterprise (Limited Partnership)	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Exclusive Option Agreement	10%	RMB20,000,000	August 28, 2020
5	Lei Liu	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Exclusive Option Agreement	27.5%	RMB27,500	May 21, 2020
6	Dongcheng Zhang	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Exclusive Option Agreement	0.83%	RMB833	May 21, 2020
7	Changxing Xiao	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Exclusive Option Agreement	20.83%	RMB20,833	May 21, 2020
8	Lixing Chen	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Exclusive Option Agreement	27.67%	RMB27,668	May 21, 2020
9	Lei Sun	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Exclusive Option Agreement	23.17%	RMB23,166	May 21, 2020

10	Dongcheng Zhang	Shenzhen Fuyuan Network Technology Co., Ltd.	Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.	Exclusive Option Agreement	60%	RMB600,000	July 29, 2021
11	Xiangchun Wu	Shenzhen Fuyuan Network Technology Co., Ltd.	Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.	Exclusive Option Agreement	40%	RMB400,000	July 29, 2021
12	Tianjin Yuying Enterprise Management and Consulting Partnership (Limited Partnership)	Beijing Yi Qi Mai Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd. and Beijing Wu Kong Mao Technology Co., Ltd.)	Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.	Exclusive Option Agreement	55%	RMB5,500,000	February 28, 2021
13	Zhuhai Hengqin Yunchuang Investment Partnership (Limited Partnership)	Beijing Yi Qi Mai Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd. and Beijing Wu Kong Mao Technology Co., Ltd.)	Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.	Exclusive Option Agreement	45%	RMB4,500,000	February 28, 2021
14	Reserved
15	Bo Shao	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.	Exclusive Option Agreement	60%	RMB600,000	September 13, 2021
16	Tianhua Cheng	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.	Exclusive Option Agreement	40%	RMB400,000	September 13, 2021